                                  EXHIBIT 1.2

     THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                           QUESTRON TECHNOLOGY, INC.

NON-STATUTORY STOCK OPTION AGREEMENT


I.   GRANT OF OPTION

     Questron Technology, Inc., a Delaware corporation (the "Company"), hereby grants to Valerie Fitzgerald (the "Optionee"), an option (the "Option") to purchase an aggregate of 20,000 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company at a price of $4.575 per share (the "Exercise Price per Share"), purchasable as set forth in and subject to the terms and conditions of this Option Agreement.

I.   EXERCISE OF OPTION AND PROVISIONS FOR TERMINATION

A. VESTING OF OPTION. The Option shall vest in its entirety on the date hereof.

A. EXERCISABILITY OF OPTION. All Options are vested and are immediately exercisable. Notwithstanding the foregoing, the Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Securities Act"), all other applicable laws and regulations (including state securities laws) and the requirements of any securities exchange or interdealer quotation system on which the shares of Common Stock may be listed or included for quotation.

A. EXPIRATION DATE. Except as otherwise provided in this Option Agreement, the Option may not be exercised after September 24, 2004.

A. EXERCISE PROCEDURE. Subject to the conditions set forth in this Agreement, the Option shall be exercised by the Optionee's delivery of written notice of exercise to the Secretary of the Company, specifying the number of Shares to be purchased and the Exercise Price per

Share to be paid therefor and accompanied by payment in accordance with Section 3 hereof. The Optionee may purchase less than the total number of Shares covered hereby, provided that no exercise of less than all the Option may be for less than 100 whole Shares.

I.   PAYMENT OF EXERCISE PRICE; RESTRICTIONS ON EXERCISE

     Payment of the Exercise Price per Share for Shares purchased upon exercise of an Option shall be made by delivery to the Company of the Exercise Price, payable in cash (by certified check) or any other method that is specifically authorized by the Company on or before the time of exercise.

I.   DELIVERY OF SHARES

     The Company shall, upon payment of the Exercise Price per Share for the number of Shares purchased and paid for, make prompt delivery of such Shares to the Optionee. No Shares shall be issued and delivered upon exercise of an Option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act, any applicable listing requirements of any national securities exchange or interdealer quotation system on which stock of the same class is then traded or included for quotation, and any other requirements of law, including state securities laws, or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. As a condition to the exercise of this Option, the Company may require the Optionee to make such representations and warranties to the Company as may be required to determine whether such exercise would constitute a violation of any applicable law or regulation. If it is determined pursuant to this Section IV that an Option may not be exercised, then the Company must return to the Optionee, within one business day, any payment made by the Optionee to the Company with respect to such Option.

I.   NON-TRANSFERABILITY OF OPTION

     The Options are personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon any Option or such rights, this Option Agreement and such rights shall, at the election of the Company, become null and void.

I.   RIGHTS AS A STOCKHOLDER

     The Optionee shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of the Option unless and until a certificate representing such shares is duly issued to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on such stock certificate.

I.   RECAPITALIZATION

     In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, an appropriate and proportionate adjustment may be made in the number and kind of shares and in the number, kind, and per share exercise price, of shares subject to unexercised Option or portions thereof granted prior to such adjustment.

I.   REORGANIZATION

     In the event that (i) there is a reorganization or liquidation of the Company, prior to the expiration date of the Option or termination of this Option Agreement, the Company shall, with respect to the Option or any unexercised portion hereof, as to outstanding Options, either (x) in the case of a merger, consolidation or reorganization of the Company, make appropriate provision for the protection of any such outstanding Options by the substitution on an equivalent basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation that will be issuable in respect of the shares of Common Stock of the Company (provided that no additional benefits shall be conferred upon Optionee as a result of such substitution), or (y) upon written notice to the Optionee, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated, or (z) upon written notice to the Optionee, provide that all unexercised Options shall be purchased by the Company or its successor within a specified number of days of the date of such notice at a purchase price equal to the difference between the aggregate Exercise Price per Share of the Option over the Book Value per Share (as of any date means the book value per share of Common Stock as of such date, as reflected in the regularly prepared consolidated financial statements of the Company prepared in accordance with generally accepted accounting principles consistently applied) of the Shares underlying the Option as of the close of business on the last day of the fiscal year of the Company immediately preceding the purchase or fair market value, calculated on the basis of the average last reported sale price for the Company's Common Stock for the five (5) trading days ending on the third trading day immediately prior to such date, whichever is greater. Any Option or portion thereof purchased by the Company in this manner shall be canceled and shall have no further force or effect.

I.   WITHHOLDING TAXES

     The Company's obligation to deliver shares upon the exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements with respect to the Option.

I.   OPTIONEE REPRESENTATIONS; LEGEND

A.        REPRESENTATIONS.  The Optionee

          (i) represents and warrants that the Option and any shares of Common Stock issuable upon exercise thereof (together, the "Securities") are being acquired as an investment and not with a view to the distribution thereof;

          (ii) understands that none of the Securities have been registered under the Securities Act, in reliance on an exemption therefrom, and that none of the Securities have been approved or disapproved by the United States Securities and Exchange Commission or by any other Federal or state agency;

          (iii) understands that none of the Securities can be sold, transferred or assigned unless registered by the Company (which the Optionee has the right to compel) pursuant to the Securities Act and any applicable state securities laws, or unless an exemption therefrom is available, and, accordingly, it may not be possible for the Optionee to liquidate its investment in the Securities, and agrees not to sell, assign or otherwise transfer or dispose of the Securities unless such Securities have been so registered or an exemption from registration is available;

          (iv) acknowledges that all documents, records and books pertaining to the Company and its business (including, but not limited to, the following documents which have been provided to, and reviewed by, each of
     Sellers: (a) the Company's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1995, 1996 and 1997, (b) the Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1997, June 30, 1997, September 30, 1997, March 31, 1998 and June 30, 1998, (c) the
     Company's Proxy Statement, dated May 5, 1998, relating to its 1998 Annual Meeting of Shareholders), and (d) the Company's Form 8-K and Form 8-K/A dated October 7, 1997 and December 5, 1997, respectively, have been made available to the Optionee and the Optionee's attorney and/or accountant and/or representative. The Optionee has had an opportunity to ask questions and receive answers from the Company concerning the business and assets of and all such questions have been answered to the full satisfaction of the Optionee; and

          (v) represents and warrants that it is an accredited investor, as that term is defined in Regulation D under the Act.

A. LEGEND ON STOCK CERTIFICATE. The Optionee understands that, any shares of Common Stock acquired upon exercise of an Option may not have been registered under the Securities Act nor the securities laws of any state. Accordingly, unless all such registrations are then in effect, all stock certificates representing shares of Common Stock issued to the Optionee upon exercise of an Option shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

1.   MISCELLANEOUS

     Except as provided herein, this Option Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

     All notices under this Option Agreement shall, unless otherwise provided herein, be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to the other.

     This Option Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions.

     This Option Agreement shall be binding upon and inure to the heirs, successors and assigns of the Optionee (subject, however, to the limitations set forth herein with respect to assignment of the Option or rights therein) and the Company.

Grant Date:  September 24, 1998

                         QUESTRON TECHNOLOGY, INC.

                             /s/ Dominic A. Polimeni
                         -------------------------------------------------------
                         By:     Dominic A. Polimeni
                         Title:  Chairman, Chief Executive Officer and President

                         Address:   6400 Congress Avenue
                                    Suite 200A
                                    Boca Raton, Florida 33487

                         OPTIONEE

                         /s/ Valerie Fitzgerald
                         -------------------------------------------
                         Valerie Fitzgerald

                         Address:   Fas-Tronics, Inc.
                                    4324 Garland Drive
                                    Fort Worth, Texas  76117